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Exhibit 10.6

Summary of lease agreements:



1)  23 Halutzat Hapardesanut Street
Fee:  $3.800 per month
Total area - 3,150 square meters
Expiration date: March 2010



2)  19 Mitzva Kadesh Street
Fees:  $1,300 per month
Total area - 180 square meters
Expiration date: March 2006



3)  4 Hamelacha Street
Fees:  $1,300 per month
Total area - 180 square meters
Expiration date: March 2002